Exhibit 99.1
Universal Reports First Quarter 2022 Results

•Diluted GAAP earnings per share (“EPS”) of $0.56, non-GAAP adjusted EPS1 of $0.64
•Annualized return on average equity (“ROE”) of 16.9%
•Direct premiums written of $396.5 million, up 8.5% from the prior year quarter
•Direct premiums earned up 10.4% from the prior year quarter
•Net combined ratio of 97.9%, up 4.8 points from the prior year quarter
•Repurchased 320,528 shares for $3.9 million. Total capital returned to shareholders of $8.9 million, including $0.16 per share regular quarterly dividend.
1 Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., April 28, 2022 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) reported 2022 first quarter diluted EPS of $0.56 on a GAAP basis and $0.64 on a non-GAAP1 adjusted basis.

“We reported a 16.9% annualized ROE despite the challenging external environment, which is a testament to the strength and resilience of our business,” said Stephen J. Donaghy, Chief Executive Officer. “Direct premiums written were up 8.5% from the prior year quarter, significantly outpacing a 6.1% policies in force decline, as meaningful rate increases benefited premium volumes. We are laser focused on improving underwriting profitability, as we prioritize combined ratio improvement over top line growth. In addition to raising rates across Florida and our broader footprint, we’ve reduced exposure to less profitable geographies, tightened underwriting criteria, renegotiated commission rates with our agency partners and exercised prudent expense management. Lastly, rising yields are benefiting our investment income results, and should continue to serve as a tailwind moving forward. Given our strong capital position, the profitability of our business and the steps we continue to take to improve results, we believe we stand out favorably as reinsurers increasingly differentiate amongst cedants in the current market.”

Quarterly Financial Results

Summary Financial Results

($thousands, except per share data)	Three Months Ended March 31,
	2022	2021	Change
GAAP comparison
Total revenue	$287,482	$262,757	9.4%
Income before income taxes	$22,471	$36,351	(38.2)%
Income before income taxes margin	7.8%	13.8%	(6.0)	pts

Net income	$17,537	$26,408	(33.6)%
Diluted EPS	$0.56	$0.84	(33.3)%
Annualized ROE	16.9%	23.2%	(6.3)	pts

Non-GAAP comparison[2]
Adjusted operating income	$27,417	$36,323	(24.5)%

Adjusted net income	$20,052	$26,371	(24.0)%
Adjusted EPS	$0.64	$0.84	(23.8)%

Underwriting Summary
Premiums:
Premiums in force	$1,703,151	$1,548,657	10.0%
Policies in force	916,745	976,250	(6.1)%

Direct premiums written	$396,481	$365,314	8.5%
Direct premiums earned	$414,603	$375,606	10.4%
Ceded premiums earned	$(145,539)	$(132,301)	10.0%
Ceded premium ratio	35.1%	35.2%	(0.1)	pts
Net premiums earned	$269,064	$243,305	10.6%

Net ratios:
Loss ratio	68.8%	59.2%	9.6	pts
Expense ratio[3]	29.1%	33.9%	(4.8)	pts
Combined ratio	97.9%	93.1%	4.8	pts
[2] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Non-GAAP adjusted EPS excludes net realized and unrealized gains and losses on investments, as well as extraordinary reinstatement premiums and associated commissions. Adjusted operating income excludes net realized and unrealized gains and losses on investments, interest expense, and any extraordinary reinstatement premiums and associated commissions.

[3] Expense ratio excludes interest expense.

Net Income and Adjusted Net Income
Net income was $17.5 million, down from $26.4 million in the prior year quarter, and adjusted net income was $20.1 million, down from $26.4 million in the prior year quarter. The decline in adjusted net income primarily stems from a higher net combined ratio, partly offset by higher net premiums earned, commission revenue, net investment income and a lower effective tax rate.

Revenues
Overall revenue was $287.5 million, up 9.4% from the prior year quarter. The increase in revenue primarily stems from higher direct premiums earned associated with rate increases in the Florida homeowners book of business, partly offset by unrealized losses on equity securities.

Direct premiums written were $396.5 million, up 8.5% from the prior year quarter. The increase stems from 8.9% growth in Florida and 6.4% growth in other states. Overall growth primarily reflects rate increases, partly offset by lower policies in force.

Direct premiums earned were $414.6 million, up 10.4% from the prior year quarter. The increase stems from direct premiums written growth over the past twelve months.

The ceded premium ratio was 35.1%, basically in line with 35.2% in the prior year quarter.

Net premiums earned were $269.1 million, up 10.6% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned, as described above.

Net investment income was $4.0 million, up from $3.0 million in the prior year quarter. The increase stems from higher fixed income reinvestment yields.

Commissions, policy fees and other revenue were $17.7 million, up 7.9% from the prior year quarter. The increase primarily reflects higher commission revenue, which benefited from higher ceded premiums, partly offset by policy fee and other revenue declines associated with lower policies in force.

Margins
The income before income taxes margin was 7.8%, down 6.0 points from the prior year quarter, with the decrease stemming from a higher net combined ratio and unrealized losses on equity securities, partly offset by higher commission revenues.

The net loss ratio was 68.8%, up 9.6 points compared to the prior year quarter. The increase primarily reflects a higher initial accident year attritional loss pick associated with the challenging Florida claims environment, higher weather above plan and a smaller benefit from our claims adjusting affiliate.

The net expense ratio (excludes interest expense) was 29.1%, down 4.8 points compared to the prior year quarter. The reduction primarily reflects lower renewal commission rates paid to our agents, lower employee compensation and benefits expense and economies of scale.

The net combined ratio was 97.9%, up 4.8 points compared to the prior year quarter. The increase reflects a higher net loss ratio, partly offset by a lower net expense ratio, as described above.

Capital Deployment
During the first quarter, the Company repurchased approximately 321 thousand shares at an aggregate cost of $3.9 million. The Company’s current share repurchase authorization program has $13.9 million remaining as of March 31, 2022 and runs through November 3, 2022.

On April 20, 2022, the Board of Directors declared a quarterly cash dividend of 16 cents per share of common stock, payable on May 20, 2022, to shareholders of record as of the close of business on May 13, 2022.

Guidance
The Company is maintaining its guidance for 2022 (assuming no further extraordinary weather events and no realized or unrealized gains in 2022):

•GAAP and Non-GAAP Adjusted EPS in a range of $1.80 - $2.20
•Annualized return on average equity in a range of 12.5% - 15.0%

Conference Call and Webcast
•Friday, April 29, 2022 at 10:00 a.m. ET
•U.S. Dial-in Number: (855) 752-6647
•International: (503) 343-6667
•Participant code: 9789558
•Listen to live webcast: UniversalInsuranceHoldings.com/investors
•Replay of the call will be available on the UVE website and by phone at (855) 859-2056 or internationally at (404) 537-3406 using the participant code: 3793583 through May 13, 2022

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 19 states (primarily Florida). Learn more at UniversalInsuranceHoldings.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including adjusted net income and adjusted earnings per share, which exclude the impact of the net realized and unrealized gains and losses on investments as well as extraordinary reinstatement premiums and associated commissions. Extraordinary reinstatement premiums are not covered by reinstatement premium protection and attach just below the Florida Hurricane Catastrophe Fund (“FHCF”) reinsurance layer. Adjusted operating income excludes the impact of the net realized and unrealized gains and losses on investments, extraordinary reinstatement premiums and associated commissions and interest expense. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the year ended March 31, 2022.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2021 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investor Contact:
Arash Soleimani, CFA, CPA
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	March 31,	December 31,
	2022	2021
ASSETS:
Invested Assets
Fixed maturities, at fair value	$1,014,677	$1,040,455
Equity securities, at fair value	65,126	47,334
Investment real estate, net	5,845	5,891
Total invested assets	1,085,648	1,093,680
Cash and cash equivalents	165,398	250,508
Restricted cash and cash equivalents	2,635	2,635
Prepaid reinsurance premiums	109,401	240,993
Reinsurance recoverable	104,660	185,589
Premiums receivable, net	61,670	64,923
Property and equipment, net	54,170	53,682
Deferred policy acquisition costs	103,622	108,822
Goodwill	2,319	2,319
Other assets	59,432	52,990
TOTAL ASSETS	$1,748,955	$2,056,141

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$244,482	$346,216
Unearned premiums	839,647	857,769
Advance premium	85,120	53,694
Reinsurance payable, net	12,723	188,662
Long-term debt, net	103,384	103,676
Other liabilities	67,258	76,422
Total liabilities	1,352,614	1,626,439
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value)[4]	—	—
Common stock ($0.01 par value)[5]	471	470
Treasury shares, at cost - 16,117 and 15,797	(230,994)	(227,115)
Additional paid-in capital	109,099	108,202
Accumulated other comprehensive income (loss), net of taxes	(58,478)	(15,568)
Retained earnings	576,243	563,713
Total stockholders' equity	396,341	429,702
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,748,955	$2,056,141

Notes:
[4] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[5] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 47,063 and 47,018 shares; Outstanding 30,946 and 31,221 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended
	March 31,
	2022	2021
REVENUES
Net premiums earned	$269,064	$243,305
Net investment income	4,042	2,986
Net realized gains on investments	58	542
Net change in unrealized (losses) of equity securities	(3,396)	(494)
Commission revenue	11,161	9,126
Policy fees	4,779	5,387
Other revenue	1,774	1,905
Total revenues	287,482	262,757

EXPENSES
Losses and loss adjustment expenses	185,106	143,963
Policy acquisition costs	54,723	56,458
Other operating expenses	23,574	25,965
Total operating costs and expenses	263,403	226,386
Interest expense	1,608	20
Income before income taxes	22,471	36,351
Income tax expense	4,934	9,943
NET INCOME	$17,537	$26,408

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2022	2021
Weighted average common shares outstanding - basic	31,147	31,208
Weighted average common shares outstanding - diluted	31,227	31,277
Shares outstanding, end of period	30,946	31,216
Basic earnings per common share	$0.56	$0.85
Diluted earnings per common share	$0.56	$0.84
Cash dividend declared per common share	$0.16	$0.16
Book value per share, end of period	$12.80	$14.56
Annualized return on average equity (ROE)	16.9%	23.2%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended
	March 31,
	2022	2021
Premiums
Direct premiums written - Florida	$334,437	$307,011
Direct premiums written - Other States	62,044	58,303
Direct premiums written - Total	$396,481	$365,314
Direct premiums earned	$414,603	$375,606
Net premiums earned	$269,064	$243,305

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	68.8%	59.2%
Policy acquisition cost ratio	20.3%	23.2%
Other operating expense ratio[6]	8.8%	10.7%
Expense ratio[6]	29.1%	33.9%
Combined ratio	97.9%	93.1%

Other Items
(Favorable)/Unfavorable prior year's reserve development	$655	$(1,237)
Points on the loss and loss adjustment expense ratio	0.2 pts	(0.5)	pts

[6] Expense ratio excludes interest expense.

	As of
	March 31,
	2022	2021
Policies in force
Florida	672,029	721,321
Other States	244,716	254,929
Total	916,745	976,250

Premiums in force
Florida	$1,416,185	$1,279,464
Other States	286,966	269,193
Total	$1,703,151	$1,548,657

Total Insured Value
Florida	$201,091,861	$194,421,426
Other States	118,041,945	110,930,255
Total	$319,133,806	$305,351,681

	Three Months Ended March 31, 2022
	Direct	Loss Ratio	Ceded	Loss Ratio	Net	Loss Ratio
Premiums earned	$414,603		$145,539		$269,064

Loss and loss adjustment expenses:
Core losses	$179,950	43.4%	$44	—%	$179,906	66.9%
Weather events[7]	4,545	1.1%	—	—%	4,545	1.7%
Prior year’s reserve development	10,660	2.6%	10,005	6.9%	655	0.2%
Total losses and loss adjustment expenses	$195,155	47.1%	$10,049	6.9%	$185,106	68.8%

[7] Includes only current year weather events beyond those expected.

	Three Months Ended March 31, 2021
	Direct	Loss Ratio	Ceded	Loss Ratio	Net	Loss Ratio
Premiums earned	$375,606		132,301		$243,305

Loss and loss adjustment expenses:
Core losses	$145,228	38.7%	$28	—%	$145,200	59.7%
Weather events[7]	—	—%	—	—%	—	—%
Prior year’s reserve development	92,070	24.5%	93,307	70.5%	(1,237)	(0.5)%
Total losses and loss adjustment expenses	$237,298	63.2%	$93,335	70.5%	$143,963	59.2%

[7] Includes only current year weather events beyond those expected.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

	Three Months Ended		Guidance
	March 31,		Full Year 2022E
	2022	2021
GAAP Operating Income to Adjusted Operating Income
Income Before Income Taxes	$22,471	$36,351
less: Net realized gains on investments	58	542
less: Net change in unrealized (losses) of equity securities	(3,396)	(494)
less: Interest (expense)	(1,608)	(20)
Adjusted Operating Income	$27,417	$36,323

GAAP Net Income to Adjusted Net Income
GAAP Net Income	$17,537	$26,408
less: Net realized gains on investments	58	542
less: Net change in unrealized (losses) of equity securities	(3,396)	(494)
Total pre-tax adjustments	(3,338)	48
less: Income tax (expense) benefit on above adjustments	823	(11)
Total adjustments	(2,515)	37
Adjusted Net Income	$20,052	$26,371

GAAP Diluted EPS to Adjusted EPS
GAAP Diluted EPS	$0.56	$0.84	$ 1.80 - 2.20
less: Net realized gains on investments	—	0.02	—
less: Net change in unrealized (losses) of equity securities	(0.11)	(0.02)	—
Total pre-tax adjustments	(0.11)	—	—
less: Income (tax) benefit on above adjustments	0.03	—	—
Total adjustments	(0.08)	—	—
Adjusted EPS	$0.64	$0.84	$ 1.80 - 2.20